UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2013

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On May 14, 2013, Lifeway Foods, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between Charles A. Stanziale, Jr., Chapter 7 Trustee of Golden Guernsey Dairy, LLC (the “Seller”) pursuant to which the Company will purchase substantially all of the assets of Golden Guernsey Dairy, LLC (“Golden Guernsey”) for a purchase price of $7,365,000.

Golden Guernsey operated a dairy manufacturing, bottling and distribution plan in a 170,000 square foot facility in Waukesha, Wisconsin.

The Asset Purchase Agreement is subject to certain customary closing conditions, including, among others, the delivery of a bill of sale, a quitclaim deed and certain other documents. Additionally, Golden Guernsey is the subject of a bankruptcy proceeding. Accordingly, the Asset Purchase Agreement is subject to approval of the United States Bankruptcy Court for the District of Delaware at a Sale Hearing on June 10, 2013.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.          Description

10.1	Asset Purchase Agreement dated May 14, 2013 by and between Charles A.Stanziale, Jr., Chapter 7 Trustee of Golden Guernsey Dairy, LLC and Lifeway Foods, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: May 20, 2013	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer, Treasurer, Chief Operating Officer and Secretary

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